Exhibit 99.1

FTS INTERNATIONAL ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2020 FINANCIAL AND OPERATIONAL RESULTS

March 4, 2020

FORT WORTH, TEXAS -- (BUSINESS WIRE) -- FTS International, Inc. (NYSE American: FTSI) today reported its financial and operational results for the fourth quarter and full year 2020.

Michael Doss, Chief Executive Officer, commented “2021 is off to a strong start with us operating 13 active fleets compared to an average of 10.5 in the fourth quarter. Our fleets are continually setting new efficiency records. While market pricing for frac services remains low, we are seeing modest improvements. As a result, we expect to report positive adjusted EBITDA in the first quarter, despite the loss of about 760 stages related to severe winter weather in February. We are optimistic for the remainder of the year and expect activity levels and pricing to continue increasing.”

Restructuring

We emerged from Chapter 11 bankruptcy protection pursuant to a prepackaged plan of reorganization (the “Plan”) on November 19, 2020 and eliminated $488 million of debt and other liabilities as part of our financial restructuring. Upon emergence, we adopted fresh start accounting as a new entity for accounting and financial reporting purposes.

Mr. Doss commented “I’m thankful for our great team, vendors, and customers who helped us continue normal business operations during the financial restructuring process. We are now debt-free with strong liquidity, making us a considerably stronger, more nimble company.”

Results for the fourth quarter are presented separately as the “Predecessor” period from October 1, 2020 through November 19, 2020 and the “Successor” period from November 20, 2020 through December 31, 2020. Similarly, results for the year are presented separately as the “Predecessor” period from January 1, 2020 through November 19, 2020 and the “Successor” period from November 20, 2020 through December 31, 2020.

In addition to presenting Successor and Predecessor periods, we also present our results for the fourth quarter and year ended December 31, 2020 on a combined basis (i.e., by combining the results of the Predecessor and Successor periods). These combined results are not considered to be prepared in accordance with GAAP, but we believe that describing certain period-over-period variances and trends in our activity levels on a combined basis facilitates a meaningful analysis of our operating results and cash flows.

Financial Results

Combined Fourth Quarter 2020 Compared to Third Quarter 2020

•	Revenue was $49.8 million, up from $32.1 million

•	Net income was $93.3 million, including a positive contribution from reorganization items of $114.9 million, up from a loss of $68.7 million, including a negative contribution of $13.7 million from reorganization items and $18.5 million of transaction costs

•	Adjusted EBITDA was $(5.2) million, compared to $(7.6) million

•	Capital expenditures were $1.8 million, compared to $2.5 million

•	Adjusted EBITDA less capital expenditures was $(7.0) million, compared to $(10.1) million

•	Net cash used in operating activities was $12.8 million, including a use of cash of $35.9 million associated with reorganization items, compared to net cash used in operating activities of $37.7 million, including a use of cash of $18.5 million for transaction costs

Combined Full Year 2020 Compared to Full Year 2019

•	Revenue was $262.9 million, compared to $776.6 million

•	Net loss was $37.8 million, compared to a loss of $72.9 million

•	Adjusted EBITDA was $0.4 million, compared to $129.6 million

•	Capital expenditures were $21.1 million, compared to $54.4 million

•	Adjusted EBITDA less capital expenditures was $(20.7) million, compared to $75.2 million

•	Net cash used in operating activities was $43.6 million, including a use of cash of $54.4 million associated with reorganization items, compared to net cash provided by operating activities of $123.9 million

Operational Update

Average active fleets during the fourth quarter was 10.5, up from 7.3 in the third quarter. Utilization of our active fleets averaged 79%, resulting in fully-utilized fleets of 8.3 during the fourth quarter. This compares to 77% utilization and fully-utilized fleets of 5.6 during the third quarter. We exited the fourth quarter with 12 active fleets. Today, we have 13 fleets active with 7 of these fleets being dual fuel capable.

Two of our fleets are working with large independent E&P customers utilizing a simul-frac technique that involves stimulating two horizontal wells at the same time. This technique is gaining increased interest across the industry as a way to further reduce completion costs.

We completed 5,243 stages during the fourth quarter, or 632 stages per fully-utilized fleet. This compares to 3,243 stages during the third quarter, or 579 stages per fully-utilized fleet. In addition, our fleets pumped an average of 15.1 hours per active day in the fourth quarter, compared to an average of 14.9 hours per active day in the third quarter.

Safety Update

We are pleased to report that our safety record for 2020 was the best in our history. Our 2020 Total Recordable Incident Rate (“TRIR”) was 0.20, Lost Time Incident Rate (“LTIR”) was 0.00, and Experience Modification Rate was 0.58. “I am incredibly proud of our employees as a result of these outstanding safety results from approximately 2 million man hours in 2020. We believe these safety rates are considerably better than our industry peer group and set us apart as a solid and reliable partner in the field,” Mr. Doss said.

Liquidity and Capital Resources

Capital expenditures for the combined full year 2020 was $21.1 million with the bulk of these expenditures occurring in the first quarter. Capital expenditures per average active fleet was $2.2 million for the combined full year 2020. For 2021, we expect maintenance capital expenditures will be approximately $2.5 million per average active fleet. Separately, we are actively considering investments in lower-emissions equipment to assist our customers in achieving their ESG initiatives.

As of December 31, 2020, we had $94.0 million of cash and approximately $13.2 million of net availability under our revolving credit facility, or total liquidity of $107.2 million at year end. We had no borrowings under our revolving credit facility during the fourth quarter, which has a total capacity of $40 million. We also had $12.7 million of restricted cash, included in other current assets, as of December 31, 2020 associated with the restructuring.

Overview of Restructuring Related Expenses and Cash Payments

In the combined full year 2020, we paid $54.4 million in cash for fees and expenses related to our financial restructuring. In the third quarter, we incurred and paid $18.5 million of transaction costs prior to our filing for bankruptcy protection, which included $7.0 million paid for legal and professional fees and $11.5 million in consent fees paid to certain secured debt holders pursuant to the Restructuring Support Agreement. In the fourth quarter, we paid $35.9 million, which included $17.1 million for legal and professional fees, $12.5 million in settlement to a sand supplier, and $6.3 million for insurance premiums and emergence cash awards. In addition, we distributed $30.7 million in cash to secured debt holders as consideration under the Plan.

As a result of the restructuring, we terminated our sand supply contracts. Apart from the payment described above, we paid $18.8 million of supply commitment payments in the first half of 2020 under the normal course of business prior to the termination of the contracts. We do not expect any future charges or payments related to these Predecessor contracts.

Conference Call & Webcast

FTS International will hold a conference call that will also be webcast on its website on Friday, March 5, 2021 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss the results. Presenting the Company’s results will be Michael Doss, Chief Executive Officer, who will then be joined by Buddy Petersen, Chief Operating Officer and Lance Turner, Chief Financial Officer, for Q&A.

Please see below for instructions on how to access the conference call and webcast. If you intend to ask a question in the Q&A portion of the call, please join by phone.

By Phone:	Dial (312) 429-0440 at least 10 minutes before the call. A replay will be available through March 26 by dialing (402) 977-9140 and using the conference ID 21990586#.

By Webcast:	Connect to the webcast via the Events page of FTSI’s website at www.FTSI.com/investor-relations/events. Please join the webcast at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is a pure-play hydraulic fracturing service company with operations across multiple basins in the United States.

To learn more, visit www.FTSI.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, capital expenditures, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, these forward-looking statements can be identified by words such as “could,” “should,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the effects of our bankruptcy proceedings on our business, liquidity, results of operations and prospects and the interests of various constituents; a further decline or future decline in domestic spending by the onshore oil and natural gas industry; continued volatility or future volatility in oil and natural gas prices; deterioration in general economic conditions or a continued weakening or future weakening of the broader energy industry; federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry; our ability to obtain permits, approvals and authorizations from governmental and third parties; the effects of or changes to U.S. and foreign government regulation; the price and availability of alternative fuels and energy sources; the discovery rates of new oil and natural gas reserves; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent reports on Forms 10-Q and 8-K. These risks are not exhaustive.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as earnings before net interest expense, taxes, and depreciation and amortization further adjusted for expenses that management believes are non-recurring, and/or non-core to business operations and other non-cash expenses, including but not limited to severance expense, stock-based compensation, balance sheet impairments and write-downs, gains or losses on extinguishment of debt, gains or losses on disposal of assets, gains or losses on divestment of equity interests, supply commitment charges, and restructuring related expenses.

Adjusted EBITDA is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. The exclusion of certain expenses facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•	adjusted EBITDA does not reflect stock-based compensation expenses. Stock-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;

•	adjusted EBITDA does not reflect supply commitment charges;

•	adjusted EBITDA does not reflect restructuring related expenses;

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

The table included under “Reconciliation of Net (Loss) Income to Adjusted EBITDA and Calculations of Adjusted EBITDA per Fleet, Adjusted EBITDA Less Capital Expenditures, and Fully-utilized Fleets” provides a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

Consolidated Statements of Operations (unaudited)

			Three Months Ended					Twelve Months Ended
	Successor	Predecessor	Combined	Predecessor	Predecessor	Successor	Predecessor	Combined	Predecessor
(Dollars in millions, except per share amounts;	Nov. 20 - Dec. 31	Oct. 1 - Nov. 19	Dec. 31,	Sep. 30,	Dec. 31,	Nov. 20 - Dec. 31	Jan. 1 - Nov. 19	Dec. 31,	Dec. 31,
shares in thousands)	2020	2020	2020	2020	2019	2020	2020	2020	2019

Revenue
Revenue	$22.6	$27.2	$49.8	$32.1	$142.3	$22.6	$239.6	$262.2	$775.7
Revenue from related parties	—	—	—	—	—	—	0.7	0.7	0.9
Total revenue	22.6	27.2	49.8	32.1	142.3	22.6	240.3	262.9	776.6

Operating expenses
Costs of revenue, excluding depreciation and amortization	24.1	23.0	47.1	30.7	101.5	24.1	197.2	221.3	573.9
Selling, general and administrative	4.7	5.1	9.8	11.8	22.7	4.7	47.8	52.5	89.1
Depreciation and amortization	4.8	9.1	13.9	17.8	22.1	4.8	68.5	73.3	90.0
Impairments and other charges	0.3	0.1	0.4	19.4	2.1	0.3	34.1	34.4	74.6
Loss (gain) on disposal of assets, net	—	—	—	—	(0.4)	—	0.1	0.1	(1.4)
Total operating expenses	33.9	37.3	71.2	79.7	148.0	33.9	347.7	381.6	826.2

Operating loss	(11.3)	(10.1)	(21.4)	(47.6)	(5.7)	(11.3)	(107.4)	(118.7)	(49.6)

Interest expense, net	—	—	—	(7.4)	(7.2)	—	(22.1)	(22.1)	(30.7)
Gain on extinguishment of debt, net	—	—	—	—	—	—	2.0	2.0	1.2
Gain on sale of equity interest in joint venture affiliate	—	—	—	—	—	—	—	—	7.0
Equity in net income of joint venture affiliate	—	—	—	—	—	—	—	—	0.6
Reorganization items	(2.1)	117.0	114.9	(13.7)	—	(2.1)	103.3	101.2	—

(Loss) income before income taxes	(13.4)	106.9	93.5	(68.7)	(12.9)	(13.4)	(24.2)	(37.6)	(71.5)
Income tax expense	—	0.2	0.2	—	0.1	—	0.2	0.2	1.4

Net (loss) income	$(13.4)	$106.7	$93.3	$(68.7)	$(13.0)	$(13.4)	$(24.4)	$(37.8)	$(72.9)

Basic and diluted earnings per share	$(0.96)	$19.83		$(12.77)	$(2.42)	$(0.96)	$(4.54)		$(13.40)

Shares used in computing basic and diluted earnings per share	13,990	5,382		5,381	5,365	13,990	5,377		5,440

Consolidated Balance Sheets (unaudited)

	Successor	Predecessor	Predecessor
	Dec. 31,	Sep. 30,	Dec. 31
(Dollars in millions)	2020	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$94.0	$144.5	$223.0
Accounts receivable, net	26.9	28.6	77.0
Inventories	29.0	35.6	45.5
Prepaid expenses and other current assets	19.5	20.3	7.0
Total current assets	169.4	229.0	352.5

Property, plant, and equipment, net	132.3	185.9	227.0
Operating lease right-of-use assets	4.5	6.4	26.3
Intangible assets, net	7.4	29.5	29.5
Other assets	1.4	1.4	4.0
Total assets	$315.0	$452.2	$639.3

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$26.9	$14.8	$36.4
Accrued expenses	12.5	9.6	22.9
Current portion of operating lease liabilities	3.0	4.6	14.3
Other current liabilities	0.3	12.8	11.6
Total current liabilities	42.7	41.8	85.2

Long-term debt	—	—	456.9
Operating lease liabilities	3.3	3.8	13.9
Other liabilities	2.4	2.5	45.6
Liabilities subject to compromise	—	488.1	—
Total liabilities	48.4	536.2	601.6

Stockholders' (deficit) equity	266.6	(84.0)	37.7
Total liabilities and stockholders' (deficit) equity	$315.0	$452.2	$639.3

Consolidated Statement of Cash Flows (unaudited)

			Three Months Ended				Twelve Months Ended
	Successor	Predecessor	Combined	Predecessor	Predecessor	Successor	Predecessor	Combined	Predecessor
	Nov. 20 - Dec. 31	Oct. 1 - Nov. 19	Dec. 31,	Sep. 30,	Dec. 31,	Nov. 20 - Dec. 31	Jan. 1 - Nov. 19	Dec. 31,	Dec. 31,
(Dollars in millions)	2020	2020	2020	2020	2019	2020	2020	2020	2019

Cash flows from operating activities
Net (loss) income	$(13.4)	$106.7	$93.3	$(68.7)	$(13.0)	$(13.4)	$(24.4)	$(37.8)	$(72.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4.8	9.1	13.9	17.8	22.1	4.8	68.5	73.3	90.0
Stock-based compensation	0.4	1.5	1.9	2.8	5.8	0.4	10.9	11.3	15.4
Amortization of debt discounts and issuance costs	—	—	—	1.1	0.4	—	2.0	2.0	1.8
Impairment of assets	—	—	—	—	—	—	—	—	9.7
(Gain) loss on disposal of assets, net	—	—	—	—	(0.4)	—	0.1	0.1	(1.4)
Gain on extinguishment of debt, net	—	—	—	—	—	—	(2.0)	(2.0)	(1.2)
Gain on sale of equity interest in joint venture affiliate	—	—	—	—	—	—	—	—	(7.0)
Inventory write-down	—	—	—	0.6	1.2	—	5.1	5.1	6.4
Non-cash reorganization items	—	(131.0)	(131.0)	12.3	—	—	(118.7)	(118.7)	—
Non-cash provision for supply commitment charges	—	—	—	—	0.9	—	9.1	9.1	58.5
Cash paid to settle supply commitment charges	—	(12.5)	(12.5)	—	(1.5)	—	(31.3)	(31.3)	(17.6)
Other non-cash items	—	—	—	0.1	4.7	—	0.9	0.9	4.7
Changes in operating assets and liabilities:
Accounts receivable	3.2	(1.5)	1.7	(7.9)	40.3	3.2	46.0	49.2	79.0
Inventories	2.2	2.1	4.3	3.8	(0.6)	2.2	6.9	9.1	14.0
Prepaid expenses and other assets	(0.1)	0.5	0.4	(5.2)	5.4	(0.1)	(3.8)	(3.9)	(1.5)
Accounts payable	5.5	7.0	12.5	0.4	(18.8)	5.5	(13.9)	(8.4)	(47.3)
Accrued expenses and other liabilities	0.3	2.4	2.7	5.2	(12.5)	0.3	(1.9)	(1.6)	(6.7)
Net cash provided by (used in) operating activities	2.9	(15.7)	(12.8)	(37.7)	34.0	2.9	(46.5)	(43.6)	123.9

Cash flows from investing activities
Capital expenditures	(1.5)	(0.3)	(1.8)	(2.5)	(14.9)	(1.5)	(19.6)	(21.1)	(54.4)
Proceeds from disposal of assets	—	0.1	0.1	—	1.4	—	0.2	0.2	3.3
Proceeds from sale of equity interest in joint venture affiliate	—	—	—	—	—	—	—	—	30.7
Net cash (used in) provided by investing activities	(1.5)	(0.2)	(1.7)	(2.5)	(13.5)	(1.5)	(19.4)	(20.9)	(20.4)

Cash flows from financing activities
Repayments of long-term debt	—	—	—	—	—	—	(20.6)	(20.6)	(46.4)
Payments to secured debtholders	—	(30.7)	(30.7)	—	—	—	(30.7)	(30.7)	—
Repurchases of common stock	—	—	—	—	(1.6)	—	—	—	(9.9)
Taxes paid related to net share settlement of equity awards	—	(0.2)	(0.2)	—	(0.1)	—	(0.3)	(0.3)	(2.0)
Payments of credit facility issuance costs	—	(0.2)	(0.2)	—	—	—	(0.2)	(0.2)	—
Net cash used in financing activities	—	(31.1)	(31.1)	—	(1.7)	—	(51.8)	(51.8)	(58.3)

Net (decrease) increase in cash, cash equivalents, and restricted cash	1.4	(47.0)	(45.6)	(40.2)	18.8	1.4	(117.7)	(116.3)	45.2
Cash, cash equivalents, and restricted cash at beginning of period	105.3	152.3	152.3	192.5	204.2	105.3	223.0	223.0	177.8
Cash, cash equivalents, and restricted cash at end of period	$106.7	$105.3	$106.7	$152.3	$223.0	$106.7	$105.3	$106.7	$223.0

Reconciliation of Net (Loss) Income to Adjusted EBITDA and Calculations of Fully-utilized Fleets, Adjusted EBITDA per Fleet, and Adjusted EBITDA Less Capital Expenditures

			Three Months Ended				Twelve Months Ended
	Successor	Predecessor	Combined	Predecessor	Predecessor	Successor	Predecessor	Combined	Predecessor
	Nov. 20 - Dec. 31	Oct. 1 - Nov. 19	Dec. 31,	Sep. 30,	Dec. 31,	Nov. 20 - Dec. 31	Jan. 1 - Nov. 19	Dec. 31,	Dec. 31,
(Dollars in millions, except fleets)	2020	2020	2020	2020	2019	2020	2020	2020	2019

Net (loss) income	$(13.4)	$106.7	$93.3	$(68.7)	$(13.0)	$(13.4)	$(24.4)	$(37.8)	$(72.9)
Interest expense, net	—	—	—	7.4	7.2	—	22.1	22.1	30.7
Income tax expense	—	0.2	0.2	—	0.1	—	0.2	0.2	1.4
Depreciation and amortization	4.8	9.1	13.9	17.8	22.1	4.8	68.5	73.3	90.0
(Gain) loss on disposal of assets, net	—	—	—	—	(0.4)	—	0.1	0.1	(1.4)
Gain on extinguishment of debt, net	—	—	—	—	—	—	(2.0)	(2.0)	(1.2)
Stock-based compensation	0.4	1.5	1.9	2.8	5.8	0.4	10.9	11.3	15.4
Supply commitment charges	—	—	—	—	—	—	9.1	9.1	58.5
Inventory write-down	—	—	—	0.6	1.2	—	5.1	5.1	6.4
Impairment of assets	—	—	—	—	—	—	—	—	9.7
Employee severance costs	—	—	—	—	—	—	1.0	1.0	—
Gain on sale of equity interest in joint venture affiliate	—	—	—	—	—	—	—	—	(7.0)
Transaction costs	—	—	—	18.5	0.9	—	18.5	18.5	—
Reorganization items	2.1	(117.0)	(114.9)	13.7	—	2.1	(103.3)	(101.2)	—
Loss on contract termination	0.3	0.1	0.4	0.3	—	0.3	0.4	0.7	—
Adjusted EBITDA	$(5.8)	$0.6	$(5.2)	$(7.6)	$23.9	$(5.8)	$6.2	$0.4	$129.6

Average active fleets			10.5	7.3	16.5			9.7	19.3
Utilization %			79%	77%	76%			77%	83%
Fully-utilized fleets			8.3	5.6	12.6			7.5	16.1

Adjusted EBITDA			(5.2)	(7.6)	23.9			0.4	129.6
Fully-utilized fleets			8.3	5.6	12.6			7.5	16.1
Annualized adjusted EBITDA per fully-utilized fleet			$(2.5)	$(5.4)	$7.6			$0.1	$8.0

Adjusted EBITDA			(5.2)	(7.6)	23.9			0.4	129.6
Less: Capital expenditures			(1.8)	(2.5)	(14.9)			(21.1)	(54.4)
Adjusted EBITDA less capital expenditures			$(7.0)	$(10.1)	$9.0			$(20.7)	$75.2